EXHIBIT 10.1

         THIS AGREEMENT is made by and between First American Railways, Inc., 3700 North 29 Avenue, Hollywood, Florida (hereinafter designated "Owners") and TLK Construction Co., Inc., a Florida corporation, having its principal place of business at 1480 S.W. 154th Avenue, Pembroke Pines, Florida (hereinafter referred to as "Builder").

                                R E C I T A L S:

         A. Owners are leasing real property located at 3700 North 29 Avenue, Hollywood, Florida.

         B. The Owners are desirous of constructing a commissary on the above subject property and retaining Builder to advise and assist them in such endeavor.

         C. Builder is and has been a general contractor licensed under the laws of the State of Florida.

         D. Builder agrees to perform the services for the Owners under the terms and conditions set forth in this Agreement. In consideration of the mutual promises set forth herein, it is agreed by and between the Owners and the Builder as follows:

         1. NATURE OF EMPLOYMENT. Builder will perform consulting and advisory services on behalf of the Owners with respect to all matters relating to or affecting the Owners' construction of the commissary as above referenced. As a part of Builder's services, Builder shall:

                  a. Assist Owners in obtaining building permits,

                  b. Supervise and oversee construction,

                  c. Act as intermediary between building contractors employed by Owners and the Owners,

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                  d. Consult Owners to assure that construction is in accordance with the plans and specifications provided by Owners, which plans and specifications are hereby made a part of this Agreement,

                  e. Recommend contractors for each type of work to be performed in the construction process,

                  f. Arrange for and order at the cost of Owners, all materials, labor, permits, fees and assessments as may be reasonably necessary to complete construction of the premises, and

                  g. Provide job superintendent as necessary at cost to Owners.

         2. PLACE OF WORK. Builder's services shall be rendered largely at the above referenced property but Builder will, on request, perform such services at any other address or other location as may be reasonably necessary to fulfill the terms and conditions of this Agreement.

         3. TIME DEVOTED TO WORK. In the performance of the services, the aforesaid services and the hours Builder is to work on any given day will be entirely within Builder's control and Owners will rely upon Builder to put in such number of hours as are reasonably necessary to fulfill the spirit and purpose of this contract. The parties agree that the work to be performed shall be substantially completed within 02 months from the date all necessary permits are obtained, although at such time of performance may be extended for reasonable delays caused by acts of God, labor disputes, unavailability of material or the need by any contractor employed by Owners to re-perform work that is deemed by Builder to be improper or contrary to the plans and specifications.

         4. PAYMENT. Owners will pay Builder the total sum of 15% of the total cost of the aforesaid structure, paid in progress payments in accordance with the attached draw schedule. The

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final payment shall be made seven (7) days after the issuance of a Certificate of Occupancy by the appropriate governmental agency.

         5. DURATION. The parties contemplate that such agreement will commence upon the signing hereof by all parties, that permits had been applied for and that construction shall commence within two days after the obtaining of such permits.

         Either Party may terminate this contract by giving written notice at least 24 hours in advance of election to terminate. All fees earned to the date of termination shall be due and payable as of the date of such early termination, otherwise this contract shall terminate upon the issuance of a Certificate of Occupancy and payment of the final draw as hereinabove provided. (Termination must have just cause).

         6. PAYMENT OF OTHER EXPENSES. The Owners shall be responsible for and shall pay all labor and materials, all fees for permit expenses and assessments and for all contracts entered into for the construction of said premises. The Owners shall pay all of such expenses promptly when submitted to Owner by contractor. Owners shall indemnify and hold harmless contractor for any and all of such expenses and further shall pay any and all such expenses that are billed directly from other parties to the Owners. Owner shall provide a current insurance policy including liability, fire, windstorm and theft.

         7. STATUS OF BUILDER. This Agreement calls for the performance of the services of the Builder as an independent contractor and Builder will not be considered an employee of the Owners for any purpose.

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         8. ATTORNEY'S FEES AND COSTS. In the event of any litigation arising out of this Agreement between the parties, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 12th day of September, 1997.

                                         TLK CONSTRUCTION CO., INC.

                                         By:      /s/ Ted L. Kay
                                             ----------------------------------
                                                  TED L. KAY, PRESIDENT

                                                  /s/ Thomas E. Blayney
                                         --------------------------------------
                                         FOR, FIRST AMERICAN RAILWAYS

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